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                                              EXHIBIT 2
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
                      IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
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                      Citigroup Global Markets Limited is a Broker or dealer registered under
                                   Section 15 of the Act. (15 U.S.C. 78o)

                      Each of the undersigned hereby affirms the identification of the subsidiary(s) which acquired the securities filed for in this Schedule 13G.

                      Date: November 3, 2003


                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                              Name:  Serena D. Moe
                                              Title: Assistant Secretary


                                          CITIGROUP INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                               Name:  Serena D. Moe
                                               Title: Assistant Secretary

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